EXHIBIT 10.14

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                       RENTAL CONTRACT FOR COMMERCIAL USE

1)   With this private deed I a(1)  DE NORA S.P.A.
Registered in the Milan Corporate Register as no. 200888
tax ID number 01198280123
Lessor, with residence/registered offices in MILAN
Via BISTOLFI no. 35,
hereby rents to (1) DE NORA FUEL CELLS S.P.A. registered in the Milan Corporate Register as no. 208344/1999 tax ID number 12910180152,
Lessee, who accepts for himself, his heirs, and assignees, the real estate unit Consisting of Loft used as a workshop located in MILAN, Via dei Canzi, no. 1, floor 1st
For 6 (SIX) years, that is, from 10/1/1999 to 09/30/2005

2) The rent is hereby fixed as 8,000,000 lire + VAT per year, for rent alone, in total 8,000,000 lire + VAT, to be paid at lessor's domicile in 4 (four) equal advance installments of 2,000,000 lire + VAT, due 1/1, 4/1, 7/1, 10/1.

The parties agree that the rent will be updated annually upon lessor's request.

Rent increases shall be those found by ISTAT of the consumer price index for worker and employee families. The provisions of this article shall also be applied to seasonal rent contracts.

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     1 For individuals, specify all personal particulars (last name, first name, place and date of birth); for companies, complete corporate name, and Court registration number.


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3) The contract is understood to be renewed for a period of 6 (SIX) years, and so forth unless one of the parties serves notice of termination by registered letter sent at least 12 (twelve) months prior to expiration of the lease, and except for termination to be communicated by lessee, within the terms and conditions set forth in art. 27, Law 7/27/78, no. 392.

4) The lease is exclusively for WORKSHOP; lessee is prohibited from altering said use, to sublet or transfer all or part of the premises, also gratuitously, without lessee's written permission. Lessor's silence or acquiescence to change in the agree use, to transfer or subletting which may occur, shall have a solely tolerance value without any effect to lessee's benefit.

5) Lessee declares that the real estate which is the subject of this contract shall be used to conduct business which (2)DO NOT ENTAIL direct contact with the user and consumer public; the declared hereby expressed accounts for the entire content and consequences of articles 34 and 35 Law 7/27/78, no. 392.

6) Failure, even partial failure, to pay the rent within 30 days of the due date, or of the shares of additional costs within two months of request to do so, as well as alteration in the use of the premises, shall result ipso iure termination of the contract by lessee's action and fault, and the consequent compensation for damages, in addition to the payment of the amount due, pursuant to art. 1456 Civil Code. If lessor does not exercise the right granted to him by the referenced termination clause, late payment of rent shall result in payment of interest set at 5% above legal interest.

7) Lessee formally pledges to accept the supply of central heating at the conditions set down by lessor, with the exception of the provision of art. 10, Law 7/27/78, no. 392, and to reimburse lessor for expenses for operating the facilities. The following expenses shall be borne wholly by lessee: cleaning service, operation and regular maintenance of the elevator, water, electrical power, and air conditioning, draining cesspools and latrines, and other common services. Lessee shall bear 90% of the cost of janitorial service.

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     2 (entail - do not entail)


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8) The premises are delivered in normal state of maintenance pursuant to art.
1575 Civil Code, unless proof to the contrary can be provided within eight days of commencement of the lease; lessor declares that the property is in compliance with current laws.

9) Lessee is prohibited without prior written consent from lessor to alter the premises and the facilities existing in same which do not allow restoring the premises to its current state at any given time.

10) Lessor reserves the right to install meters to measure water consumption and, in that case, lessee must reimburse, in addition to the price of the water consumed, the cost of rental, reading, and maintenance.

11) Lessee is directly responsible to lessor and third parties for damages he [lessee] causes due to water leaks, gas leaks, etc., and to any other misuse or negligence to the rented premises.

12) All of the repairs as per articles 1576 and 1609 Civil Code shall be borne by lessee, as well as all other repairs pertaining to the facilities and services; lessor will reimburse tenant, if this is not done immediately, and the relative cost must be reimbursed to him within 30 days of the completed repair; should this not occur, ......... lire will be withdrawn from the security deposit, which must be restored immediately by lessee.

13) Lessor may make repairs, include non-urgent repairs, without paying any indemnity to lessee, even if same, due to these repairs, suffers inconvenience for more than 20 days, thereby expressly suspending the provision of art. 1584 Civil Code.

14) Lessee pledges to allow the premises to be visited by individuals seeking to rent same, every day from 2:00 pm to 4:00 pm, starting on the first day of the final quarter of the lease, under penalty of paying damages, without prejudice to lessor's, or someone representing lessor, right to visit the premises at any time for the purpose of establishing how they are being used.

15) No legal action may be instituted by lessor in arrears; the parties consider this clause to be an essential condition in entering into this contract.


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16) For matters not provided for in this contract, please refer to the law, as well to the provincial customs and practices relating to leases.

17) For all disputes arising from the performance of this contract, the competent forum shall be that of the lessor's domicile, which is elected for all effects, to be in ...

18) The loft as per clause 1 of this contract has an area of 140 square meters (57,500 lire per square meter).

19) This contract is understood to be without security deposit.

20) This contract is subject to VAT and shall be registered at a fixed rate in case of use.

21) The first ISTAT adjustment of the rent will be made starting 01/01/2001.


Milan, October 6, 1999

[stamp] DE NORA FUEL CELLS spa                        [stamp] DE NORA s.p.a.

/s/  Federico De Nora                                 /s/ Michele De Nora
--------------------------------                      --------------------------
     Federico De Nora                                     Michele De Nora
     Board Member                                         Board Member
     Signature of lessee                                  Signature of lessor


In compliance with articles 1341 and 1342 Civil Code, the parties, jointly agree, by reading of the laws contained in this contract, with special attention to clauses 1, 2, 4, 5, 6, 7, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21
hereby declare their approval thereof, henceforth rejecting all reciprocal objections.


[stamp] DE NORA FUEL CELLS spa                        [stamp] DE NORA s.p.a.


/s/  Federico De Nora                                 /s/ Michele De Nora
--------------------------------                      --------------------------
     Federico De Nora                                     Michele De Nora
     President and CEO                                    Board Member
     Signature of lessee                                  Signature of lessor